Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction
Aditi Technologies Europe GmbH	Germany
Aditi Technologies Private Limited	Ireland
Aditi Technologies Private Ltd.	India
AKG Acoustics GmbH	Austria

AMX GmbH	Germany
AMX Holding Corporation	Delaware
AMX LLC	Delaware
AMX LLC	Russia
AMX Products and Solutions Private Limited	India
AMX UK Limited	United Kingdom
BroadSense Ltd.	Israel
CoreObjects Limited	United Kingdom
Duran Audio B.V.	Netherlands
Duran Audio Iberia Espana S.L.	Spain
Global Symphony Technology Group Private Limited	Mauritius
Harman (China) Technology Co. Ltd.	China
Harman (Suzhou) Audio and Infotainment Systems Co., Ltd.	China
Harman Automotive UK Limited	United Kingdom
Harman Automotive Electronic Systems (Suzhou) Co., Ltd.	China
Harman Becker Automotive Systems GmbH	Germany
Harman Becker Automotive Systems Italy S.r.l.	Italy
Harman Becker Automotive Systems Manufacturing Kft.	Hungary
Harman Becker Automotive Systems, Inc.	Delaware
Harman Belgium S.A.	Belgium
Harman Commercial (Shanghai) Co. Ltd.	China
Harman Connected Services AB	Sweden
Harman Connected Services Corporation India Private Limited	India
Harman Connected Services Engineering Corp.	Delaware
Harman Connected Services Finland OY	Finland
Harman Connected Services GmbH	Germany
Harman Connected Services Holding Corporation	Delaware
Harman Connected Services, Inc.	California
Harman Connected Services Japan Co. Limited	Japan
Harman Connected Services Limited	United Kingdom
Harman Connected Services Morocco SARLAU	Morocco
Harman Connected Services OOO	Russia
Harman Connected Services Poland Sp. zo. o	Poland
Harman Connected Services Taiwan Inc.	Taiwan
Harman Connected Services U.K. Ltd.	United Kingdom
Harman Connected Services South America SRL	Argentina
Harman Consumer Division Nordic A/S	Denmark
Harman Consumer Finland OY	Finland
Harman Consumer Nederland B.V.	Netherlands
Harman da Amazonia Indústria Eletrônica e Participações Ltda.	Brazil
Harman de Mexico S. de R.L. de C.V.	Mexico
Harman Deutschland GmbH	Germany
Harman do Brasil Indústria Eletrônica e Participações Ltda.	Brazil
Harman Finance International GP S.a.r.l	Luxembourg
Harman Finance International, S.C.A.	Luxembourg
Harman Financial Group, LLC	Delaware
Harman France snc	France
Harman Holding GmbH & Co. KG	Germany
Harman Holding Limited	Hong Kong
Harman Hungary Financing Ltd.	Hungary

Name of Subsidiary	Jurisdiction
Harman Inc. & Co. KG	Germany
Harman Industries Holding Mauritius, Ltd.	Mauritius
Harman International Estonia OÜ	Estonia
Harman International (China) Holdings Co., Ltd.	China
Harman International (India) Private Limited	India
Harman International Industries Canada Limited	British Columbia, Canada
Harman International Industries Limited	United Kingdom
Harman International Industries PTY Ltd.	Australia
Harman International Japan Co. Ltd.	Japan
Harman International Korea, Incorporated	Korea
Harman International Mexico S. de R.L. de C.V.	Mexico
Harman International Romania SRL	Romania
Harman International Singapore Pte. Ltd.	Singapore
Harman International snc	France
Harman International s.r.o.	Czech Republic
Harman Investment Group, LLC	Delaware
Harman KG Holding, LLC	Delaware
Harman Malaysia Sdn. Bhd.	Malaysia
Harman Management GmbH	Germany
Harman Neusoft Automotive Infotech (Dalian) Co., Ltd	China
Harman Professional, Inc.	Delaware
Harman Professional Kft.	Hungary
Harman Professional Singapore Pte. Ltd	Singapore
Harman RUS CIS, LLC	Russia
Harman Technology (Shenzhen) Co. Ltd.	China
iOnRoad Limited	Israel
iOnRoad Technologies, Limited	Israel
INSP India Software Development Private Limited	India
I.P.S.G. International Product Solution Group PTY Ltd.	Australia
ISGPAS General Purpose Applications Systems GmbH	Germany
Martin Manufacturing (UK) Ltd.	United Kingdom
Martin Professional ApS	Denmark
Martin Professional Argentina S.A.	Argentina
Martin Professional France S.A.	France
Martin Professional GmbH	Germany
Martin Professional Japan Ltd.	Japan
Martin Professional Limited	United Kingdom
Martin Professional Middle East S.A.L.	Lebanon
Martin Professional Pte. Ltd.	Singapore
Martin Trading Zhuhai Ltd.	China
R&D International NV	Belgium
Red Bend Ltd.	Israel
Red Bend Software, Inc.	Delaware
Red Bend Software SAS	France
Red Bend Software Ltd.	United Kingdom
Red Bend Software	Korea
Red Bend Software KK	Japan
S1NN USA, Inc.	California
Studer Japan, Ltd.	Japan
Studer Professional Audio GmbH	Switzerland
SurfKitchen Ltd. U.K.	United Kingdom
Southern Vision Systems, Inc.	Alabama
Teleca (Beijing) Solutions Company Limited	China
Teleca (Chengdu) Solutions Company Limited	China
TowerSec Ltd.	Israel
TowerSec Inc.	Delaware
Triple Play Integration LLC	Massachusetts
VFX Systems PTY Ltd.	Australia